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                                                                   Exhibit 10.09

                      AGREEMENT FOR TRANSFER OF ALL RIGHTS
                     AND RESERVATION OF LICENSES IN SOFTWARE

        THIS TRANSFER AGREEMENT (the "Agreement") is made and entered into, and is effective as of September 4, 2000, by and among PLUSSTATION, LLC, a Massachusetts limited liability company ("PlusStation"), NIKSA RADOVIC ("Radovic") and JASON CLEMENT ("Clement"), each an individual and together constituting all of the members and managers of PlusStation, and SUMMUS, LTD., a Delaware corporation (hereinafter "Summus"), having an address for purposes of this Agreement at 434 Fayetteville Street Mall, Suite 600, Raleigh, North Carolina 27601.

                                   WITNESSETH:

         WHEREAS, PlusStation is the exclusive owner of all U.S. and foreign copyrights and other intellectual property and proprietary rights in and to the Software (as defined in Exhibit A attached hereto); and

         WHEREAS, Radovic and Clement are the sole members and managers of PlusStation and all benefits and consideration given to PlusStation inures to their benefit; and

         WHEREAS, Summus wishes to acquire all of the right, title and interest in and to the Software and thereafter conduct the Business exclusively for Summus' benefit; and

         WHEREAS, PlusStation wishes to reserve a license to the Software that will allow PlusStation to continue to conduct business that is not competitive with the Business; and

         WHEREAS, Radovic and Clement are each presently employed by Summus as product development engineers whose principal job function is the development and creation of new software products;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows:

(1) CERTAIN DEFINITIONS. When used in this Agreement, capitalized terms shall have the meanings set forth on Exhibit A attached hereto.

(2) CONVEYANCE OF THE CONVEYED RIGHTS; RETENTION OF LICENSE.

     (a) Subject to the provisions of this Agreement, PlusStation hereby conveys, delivers, sells, transfers, and assigns to Summus all of the Conveyed Rights, and Summus hereby accepts such Conveyance, effective immediately.
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     (b) Upon receipt of the Conveyed Rights, Summus hereby grants to
     PlusStation, but only in the Field of Use, an exclusive worldwide, royalty-free, transferable (subject to the restrictions below), perpetual, and irrevocable right and license to use, execute, reproduce, display, perform, sublicense, distribute, and prepare Derivative Works based on, the Software, and to authorize others to do some or all of the foregoing and PlusStation hereby accepts such right and license, subject to the following restrictions:

     (i) PlusStation shall not offer (by sublicense, transfer, or otherwise) to Customers the Software or any Substantially Equivalent Software for intended use outside the Field of Use, or (2) use or authorize others to use the Software or any Substantially Equivalent Software in competition with the Business of Summus; and

     (ii) PlusStation and Summus acknowledge their mutual intent to restrict PlusStation's license rights to the Field of Use. Both parties further acknowledge that the Software would be usable as a substitute for Summus' products outside the Field of Use for Customers. Accordingly, PlusStation agrees that it shall not sell, license or sublicense the Software to any Customer of Summus without the prior written consent of Summus, which consent shall not be unreasonably withheld; provided, however, that license or sublicense restricted to the Field of Use to a Customer shall be permissible under this paragraph provided that PlusStation notifies Summus in writing of such Customer.

          PlusStation shall be entitled to receive one (1) copy of the source code to the Software, as it then exists and for the purpose of the license granted above, as of the effective date of the termination of employment with Summus of both Radovic and Clement, or at such earlier time as the parties shall mutually agree.

          PlusStation may transfer the exclusive license granted above, upon thirty (30) days' prior written notice to Summus of such proposed transfer, provided that (i) the transferee is not a direct competitor of Summus, and
     (ii) that the exclusive license transferred shall not permit sublicensing or subsequent transfer by the transferee.

(c) PlusStation, Radovic and Clement each agree to execute and deliver such further instruments, and take such further actions, as may be reasonably requested by the other party in order to evidence more fully the conveyance of the Conveyed Rights in favor of Summus hereunder, and the license granted to PlusStation hereunder, provided that such further instruments and actions shall not, unless otherwise agreed, require either party to incur any obligation in addition to the obligations undertaken or assumed elsewhere in this Agreement.

(d) If, prior to payment in full of amounts payable pursuant to Section 3 below, liquidation proceedings under federal or state bankruptcy laws is instituted against Summus, which proceedings are not terminated within one hundred and twenty (120) days after their commencement, PlusStation shall be granted automatically, without need of further action by

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     any party hereto, a nonexclusive worldwide, royalty-free, transferable, perpetual, and irrevocable right and license to use, execute, reproduce, display, perform, sublicense, distribute, and prepare Derivative Works based on, the Software, and to authorize others to do some or all of the foregoing on its behalf. Upon payment in full of amounts payable pursuant to Section 3 hereof, this Section 2(d) shall be of no further force or effect.

(3) PAYMENT. In consideration of the Conveyance, Summus will pay to PlusStation the sum of Two Hundred Thousand Dollars ($200,000.00), payable in eight (8) equal, consecutive quarterly payments of $25,000.00 beginning December 30, 2000. Each installment payment shall be made on the last business day of each calendar quarter until paid in full. Payment shall be made, at PlusStation's option, by check or wire transfer to a bank account designated in writing by PlusStation. Radovic and Clement, as the sole members of PlusStation, hereby acknowledge that the payments provided for hereunder inure to their benefit and are sufficient consideration for their entering into this Agreement and any related documents, instruments or agreements.

(4) DELIVERY

     (a) At Closing, PlusStation shall deliver to Summus the following:

          (i) a master copy of the Software, or any other relevant documentation or media that evidences or supports the Software, including both object code and source code forms of programming, any system or user documentation, and any design or development specifications pertaining thereto, if any, as then existing, or such portion thereof as the other party may request. Such documentation and media shall include, to the extent the same exist, the source code, system documentation, statements of principles of operation, and schematics for the Software, as well as any pertinent commentary or explanation that may be necessary to render such Software understandable and usable by a trained computer programmer. For a reasonable period following the Closing until delivery of the Software is complete under the preceding paragraph, the parties shall mutually establish and conform to reasonable requirements for technical and functional documentation with respect to the preparation and retention of the Software.

          (ii) A certified copy of the resolutions adopted by the members and manager(s) of PlusStation authorizing the execution and delivery of this Agreement and the transactions contemplated hereby, certified by the Manager of PlusStation;

          (iii) A Certificate of Good Standing of PlusStation issued by the Secretary of State of Massachusetts as of a recent date;

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          (iv) Copies of the Articles of Organization and Operating Agreement of
               PlusStation certified by the Manager;

          (v) A quit claim agreement, in the form attached as Exhibit C hereto, regarding all rights in and to the Software executed and delivered by all members of PlusStation;

          (vi) Such other instruments of assignment, conveyance or transfer from PlusStation and/or its members and managers as Summus may reasonably request.

(5) REPRESENTATIONS AND WARRANTIES. PlusStation, Radovic and Clement, jointly and severally, represent and warrant that:

     (a) PlusStation is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Massachusetts. PlusStation has all requisite limited liability company power and authority to own, operate, and use its properties and assets and to carry on its business as it now being conducted.

     (b) The execution, delivery and performance of this Agreement by PlusStation and the consummation of the transactions contemplated hereby have been duly authorized by all requisite company action; the Agreement constitutes the legal, valid, and binding obligation of PlusStation, enforceable in accordance with its terms (except to the extent enforcement is limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general principles of equity); and this Agreement and performance hereunder do not violate or constitute a breach under any organizational document of PlusStation or any contract, other form of agreement, or judgment or order to which it is a party or by which it is bound.

     (c) Upon execution of this Agreement, PlusStation shall convey to Summus good and marketable title to the Software, free and clear from all liens, encumbrances or claims of third parties, of whatever nature or kind.

     (d) Except for any Third-Party Software that is specifically identified by PlusStation and is included or incorporated in the Software, the Conveyed Rights constitute all Software required by Summus for the operation of the Business in the manner currently conducted by Summus and as presently planned by Summus.

     (e) PlusStation has full and sufficient right and authority to grant Summus the rights, licenses, and/or interests in and to the Conveyed Rights as provided in this Agreement. The conveyance of the Conveyed Rights, exercise of the Conveyed Rights by Summus, and delivery of the Software in accordance with this Agreement do not and will not infringe or abridge any third-party interest in any intellectual property right in or related to the Software.

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     (f) No claim (whether or not embodied in any action, past or present) of infringement of any intellectual property involving or concerning the Conveyed Rights or the Software has been threatened or asserted against PlusStation, and no such claim is pending against PlusStation, and neither PlusStation, Radovic nor Clement has any knowledge of any basis for such a claim.

     (g) Virus Free; No Disabling Code. The Software delivered under this Agreement shall contain no viruses. The Licensed Software does not and will not contain any computer code that would disable the Software or impair in any way its operation based on the elapsing of a period of time, exceeding an authorized number of copies, advancement to a particular date or other numeral, or other similar self-destruct mechanisms (sometimes referred to as time bombs", "time locks", or "drop dead" devices) or that would permit any party to access the Software to cause such disablement or impairment (sometimes referred to as a "trap door" device). In the event of a breach or alleged breach of this paragraph, Summus shall not have an adequate remedy at law and that Summus shall consequently be entitled to seek a temporary restraining order, injunction, or other form of equitable relief against the continuance of such breach, without need of bond, in addition to any and all remedies to which Summus shall be entitled.

(6) EMPLOYMENT STATUS. Radovic and Clement acknowledge their status a employees of Summus as of the date hereof, and further acknowledge and agree that this Agreement does not limit or diminish the rights, duties, and obligations of each of them and Summus within the employee/employer relationship, including without limitation, any rights of the employer to the inventions and developments of its employees. This Agreement does not expand, diminish, modify or amend the terms of any other agreements between Radovic, Clement and Summus regarding their employment.

(7) PROTECTION AND DEFENSE.

     (a) Summus may, in its discretion and at its expense, take such action from time to time after the Closing Date as may be reasonable or appropriate, in its judgment, to protect and preserve its title and interest in the Copyrights included in the Conveyed Rights, including by compliance to the extent Summus deems reasonable or appropriate, in its judgment, with applicable laws and regulations respecting the continuing registration of any registered copyrights and by seeking to enjoin any infringement by third parties of the intellectual property represented by the Software.

     (b) Summus shall be solely entitled to determine and carry out, in its discretion, the course of action, if any, that may be appropriate for responding to instances of infringement by third parties of the Copyrights included in the Conveyed Rights or violations of Summus' rights with respect to the Software after the Closing Date. In such regard, Summus shall have no

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     obligation to PlusStation regarding Summus' decision whether to take action or regarding any course of action Summus may choose to take.

(8) INFORMATION EXCHANGE.

     (a) In connection with the delivery of the Software, PlusStation shall furnish to Summus, pursuant to Section (4) of this Agreement, and Summus may use, Confidential Information associated with the Software.

     (b) Each party shall use ordinary care consistent with normal business practice to maintain the confidentiality of the Confidential Information.

(9) INDEMNIFICATION. PlusStation, Radovic and Clement, jointly and severally, shall indemnify and hold harmless Summus, and its directors, officers, employees, agents, successors, assigns, licensees and customers against any and all claims, penalties, losses, liabilities, judgments, settlements, awards, and damages (but excluding legal fees, expert witness fees and expenses) arising out of or related to any claim of patent, trademark or copyright infringement and claims of unfair competition or trade secret violation arising out of the sale, possession or use of the Software, and any claims arising out of or related to any material breach of PlusStation's representations and warranties contained herein (collectively "Claims"). Summus may offset against any amount(s) owed by it to PlusStation hereunder the amount of any unpaid indemnification obligation of PlusStation under this paragraph.

(10) MISCELLANEOUS.

     (a) PLUSSTATION SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     (b) The provisions of this Agreement constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof.

     (c) This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their successors or assigns. PlusStation, Radovic and Clement may not assign any of their respective rights or obligations hereunder without the prior written consent of Summus.

     (d) The headings found in this Agreement are for reference purposes only and are to be given no effect in the construction of this Agreement.

     (e) This Agreement may be executed in counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

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     (f) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     (g) Nothing herein shall make any person or entity not a party hereto a beneficiary hereof.

     (h) This Agreement shall be governed by the laws of the State of North Carolina, without giving effect to conflicts of laws principles.

     (i) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules (the "Rules"), before a single arbitrator selected in accordance with the Rules. Arbitration shall be conducted in Raleigh, North Carolina, at a site selected by the arbitrator. Any judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first above written.


                                     PLUSSTATION, LLC
                                     a Massachusetts limited liability company


                                     By:  Member
                                         -----------------------------------
                                         Title: Member/Manager


                                      /s/ Niksa Radovic
                                     ---------------------------------------
                                     Niksa Radovic

                                     By signing this Agreement, the above person represents that he has read the Agreement and understands its terms and restrictions, and has had the opportunity to seek legal counsel in relation to this Agreement.

                                      /s/ Jason Clement
                                     ---------------------------------------
                                     Jason Clement

                                     By signing this Agreement, the above person represents that he has read the Agreement and understands its terms and restrictions, and has had the opportunity to seek legal counsel in relation to this Agreement.


                                     BUYER

                                     SUMMUS, LTD.

                                     By:  /s/ Gary Ban
                                         -----------------------------------

                                     Title:  Chief Operating Officer
                                            --------------------------------


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